Exhibit (a)(1)(C)

ROYAL BANK OF CANADA
200 BAY STREET
ROYAL BANK PLAZA
TORONTO, ONTARIO
CANADA M5J 2J5

Offer to Purchase for Cash its Depositary Shares, each representing a one-fortieth interest in a share of
5.50% Noncumulative Perpetual First Preferred Shares, Series C-1 and
Depositary Shares, each representing a one-fortieth interest in a share of 6.750% Fixed Rate/Floating Rate
Noncumulative First Preferred Shares, Series C-2

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are enclosing herewith the material listed below relating to the offer of Royal Bank of Canada, a Canadian chartered bank (“RBC”), to purchase all of its issued and outstanding Depositary Shares, each representing a one-fortieth  interest in a share of 5.50% Noncumulative Perpetual First Preferred Shares, Series C-1 (the “Series C-1 Depositary Shares”) and all of its issued and outstanding Depositary Shares, each representing a one-fortieth  interest in a share of 6.750% Fixed Rate/Floating Rate Noncumulative First Preferred Shares, Series C-2 (the “Series C-2 Depositary Shares,” and together with the Series C-1 Depositary Shares, the “Depositary Shares”), in each case subject to the applicable Series Offer Limit (as defined in the Offer to Purchase). As of January 22, 2016, 7,000,000 Series C-1 Depositary Shares and 4,000,000 Series C-2 Depositary Shares were outstanding. The offer is to purchase Series C-1 Depositary Shares for cash at a price equal to $26 and to purchase Series C-2 Depositary Shares for cash at a price equal to $30, in each case plus Accrued Dividends (as defined in the Offer to Purchase) and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 25, 2016, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer to Purchase”).  The Offer is subject, with respect to each series of Depositary Shares, to the Series Offer Limit (as defined in the Offer to Purchase).

We are asking you to contact your clients for whom you hold Depositary Shares registered in your name (or in the name of your nominee) or who hold Depositary Shares registered in their own names. Please bring the Offer to Purchase to their attention as promptly as possible. If your clients require transmittal of hard copies of the enclosed materials, please advise the Information and Tender Agent or RBC as promptly as practicable. No fees or commission will be payable by RBC in connection with the Offer to Purchase. However, brokers, dealers or other persons may charge shareholders a fee for soliciting tenders for Depositary Shares pursuant to the Offer to Purchase. RBC will also, upon request, reimburse you for reasonable and customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. BACK-UP WITHHOLDING AT A 28% RATE MAY BE REQUIRED UNLESS EITHER AN EXEMPTION IS PROVED OR THE REQUIRED TAXPAYER IDENTIFICATION INFORMATION AND CERTIFICATIONS ARE PROVIDED. SEE THE SECTION OF THE OFFER TO PURCHASE ENTITLED “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” AND INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL, ENTITLED “BACK-UP WITHHOLDING TAX.”

CANADIAN WITHHOLDING AT A 25% RATE WILL BE APPLIED TO THE AMOUNT OF THE DIVIDEND DEEMED PAID TO EACH HOLDER OF DEPOSITARY SHARES ON THE DISPOSITION OF DEPOSITARY SHARES TO RBC PURSUANT TO THE OFFER UNLESS THE ENTITLEMENT TO A REDUCED TREATY RATE IS ESTABLISHED. SEE THE SECTION OF THE OFFER TO PURCHASE ENTITLED “CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES” AND INSTRUCTION 11 OF THE LETTER OF TRANSMITTAL, ENTITLED “CANADIAN WITHHOLDING TAX.”

For your information and for forwarding to your clients, we are enclosing the following documents:

(1)	The Offer to Purchase, dated January 25, 2016;

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(2)	The Letter of Transmittal for your use and to be provided to your clients;
(3)	Form of Letter to Clients, which may be sent upon request for information by your clients for whose account you hold Depositary Shares registered in your name (or in the name of your nominee);
(4)	Letter to Holders of Depositary Shares from RBC, dated January 25, 2016; and
(5)	Return envelope addressed to Ipreo LLC.

No fees or commissions will be payable for soliciting tenders of Depositary Shares pursuant to the Offer to Purchase, other than to the Dealer Manager and the Information and Tender Agent as described in the Offer to Purchase.

RBC has agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed retail processing dealer form provided as Annex A to this Letter a retail processing fee equal to $0.0625 per Depositary Share validly tendered by beneficial owners holding Depositary Shares. You must return the Retail Processing Dealer form set forth on Annex A hereto to the Information and Tender Agent to receive the retail processing fee. RBC reserves the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims.

No Retail Processing Fee will be paid with respect to Depositary Shares tendered, directly or indirectly, by Retail Processing Dealers for their own account and under no circumstances will such fee be remitted, in whole or in part, by a Retail Processing Dealer to the relevant retail beneficial owner of the tendered Depositary Shares. The fees will be paid only if the Offer is consummated and only if the Retail Processing Dealer Form is received by the Information and Tender Agent on or prior to the settlement date of the Offer, and will be paid to the Retail Processing Dealers as promptly as practicable after the payment for Depositary Shares under the Offer. Inquiries regarding the Retail Processing Fee may be directed to the Information and Tender Agent by telephoning (888) 593-9546 (U.S. toll-free)  or (212) 849-3880.

No person may receive the Retail Processing Fee unless such person (a) is (i) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”); (ii) a foreign broker or dealer not eligible for membership in FINRA which agrees to conform to FINRA's Rules of Fair Practice in processing tenders outside the U.S. to the same extent as though it were a FINRA member; or (iii) a bank or trust company legally authorized to receive such fees; and (b) covenants and agrees that under no circumstances will such fee be remitted, in whole or in part, to the relevant retail beneficial owner of the tendered Depositary Shares.

The amount of transfer taxes payable (if any) may be withheld unless satisfactory evidence of the payment of any applicable transfer taxes, or exemption therefrom, is submitted herewith.  Back-up withholding tax may be required unless an exemption is proved or unless the required taxpayer identification information is or has previously been provided to RBC or the Information and Tender Agent. See Instruction 10 of the Letter of Transmittal. Canadian withholding at a 25% rate will be applied to the amount of the dividend deemed paid to each holder of Depositary Shares on the disposition of Depositary Shares to RBC unless the entitlement to a reduced treaty rate is established. See Instruction 11 of the Letter of Transmittal.

The Offer to Purchase is not being made to, nor will RBC accept tender of Depositary Shares from, or on behalf of, owners of Depositary Shares in any jurisdiction in which the making of the Offer to Purchase or its acceptance would not comply with the securities or “blue sky” laws of that jurisdiction.

NEITHER RBC NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER OF DEPOSITARY SHARES WHETHER TO TENDER ANY DEPOSITARY SHARES.

For additional information or copies of the enclosed material, please contact Ipreo LLC (the “Information and Tender Agent”) at (888) 593-9546 (U.S. toll-free) or (212) 849-3880.

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Very truly yours,

Royal Bank of Canada

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF ROYAL BANK OF CANADA, THE DEALER MANAGER, OR THE INFORMATION AND TENDER AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY MATERIAL ON THEIR BEHALF WITH RESPECT TO THE OFFER TO PURCHASE, OTHER THAN THE MATERIAL ENCLOSED HEREWITH AND THE STATEMENTS SPECIFICALLY SET FORTH IN SUCH MATERIAL.

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Annex A

RETAIL PROCESSING DEALER FORM

As described in the Offer to Purchase, RBC has agreed to pay to each Retail Processing Dealer (as defined in the Offer to Purchase) whose name appears in the appropriate space of a properly completed and executed retail processing dealer form a retail processing fee equal to $0.0625 per Depositary Share validly tendered by beneficial owners holding Depositary Shares, except for any Depositary Shares tendered by a Retail Processing Dealer for its own account.

In order to be eligible to receive the retail processing fee, this Retail Processing Dealer Form, properly completed, must be received by the Information and Tender Agent on or prior to the settlement date of the Offer.

Please send your signed, completed Retail Processing Dealer Form by overnight delivery to:

Ipreo LLC
1359 Broadway, 2nd Floor
New York, New York 10018
Attn: Aaron Dougherty
Email: tenderoffer@ipreo.com

Banks and Brokers call: (212) 849-3880
Toll free (888) 593-9546

By facsimile:
(For Eligible Institutions only)
(888) 254-6152

Confirmation:
(212) 849-3880

By Mail:	By Overnight Courier:	By Hand:
1359 Broadway, 2nd Floor New York, New York 10018	1359 Broadway, 2nd Floor New York, New York 10018	1359 Broadway, 2nd Floor New York, New York 10018

Unless this Retail Processing Dealer Form is signed by an Eligible Institution (as defined in the Offer to Purchase), the signature on this Retail Processing Dealer Form must be guaranteed by an Eligible Institution.

This Retail Processing Dealer Form is only to be submitted by the DTC direct participant that effected the book-entry transfer of the relevant securities. If you are eligible to receive a retail processing fee but not a DTC direct participant, you must contact the DTC direct participant through which the relevant tenders were made and arrange for them to submit this Retail Processing Dealer Form.

“By the submitting this Retail Processing Dealer Form, the undersigned agrees that, upon request by the Information and Tender Agent, the undersigned shall provide the Information and Tender Agent with an electronic copy of this Retail Processing Dealer Form, including the list of beneficial owner account numbers, transaction code reference numbers, CUSIPS of securities tendered and aggregate liquidation preference tendered.”

RBC shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a retail processing fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). RBC will pay retail processing dealer fees as promptly as practicable after the settlement date of the Offer. Tendering holders are not obligated to pay brokerage fees or commissions to the Dealer Manager, the Information and Tender Agent or RBC. Retail processing fees will be sent by check to the name and address provided below.

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT PROCESSED RETAIL INSTRUCTIONS TO TENDER.

Name of Firm
(Please Print)

Attention of Individual at Firm
(Please Print)

Address: (Street)

(City, State/Province/Region and Zip/Postal Code)

(Country)

Telephone Number

Signature

Capacity

MEDALLION SIGNATURE GUARANTEE (To be Completed by Eligible Institutions Only)

(Name of Eligible Institution Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Dated: _____________, 2016

Tendered on behalf of beneficial owners who tendered Depositary Shares

DTC Participant Number

Beneficial Owner Account Number	VOI Reference Number	CUSIP of Securities Tendered	Aggregate Number of Series C-1 Depositary Shares Tendered	Aggregate Number of Series C-2 Depositary Shares Tendered

(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail Processing Dealer Form)

Aggregate Retail Processing Dealer Fee:

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RETURN THIS RETAIL PROCESSING DEALER FORM TO THE TENDER AGENT

The acceptance of compensation by such retail processing dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offer; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to the FINRA’s Rules of Fair Practice in making solicitations; and (d) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the tendered Depositary Shares.

Annex A

RETAIL PROCESSING DEALER FORM

(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail Processing Dealer Form.)

RETURN THIS RETAIL PROCESSING DEALER FORM TO THE INFORMATION AND TENDER AGENT